BUTTERWINGS ENTERTAINMENT GROUP, INC.


                INSTRUCTIONS TO ACCEPTANCE AND TRANSMITTAL LETTER

     1. Indicate your acceptance or non-acceptance of the Exchange Offer in the space provided in the first paragraph. Insert the principal amount of the Note(s) you are tendering. You must tender the full amount you hold.

     2. Sign the Acceptance Form in the space provided in duplicate; complete the name and address information.

     3. Return the Acceptance and Transmittal Letter in duplicate and the original copy of your Note(s) to the Company at the address below. It is suggested that you use registered mail or express mail for safety.

     4. Certificates for shares will be issued in the name and at the address listed in your transmittal form by the transfer agent of the Company's common stock unless otherwise specified.

     5. The Notes and properly executed Acceptance and Transmittal Letter must be transmitted to arrive at the Company's office by the close of business on the termination date of the Exchange Offer.

     6. If the public offering is not consummated, the Notes will be returned to you at the address specified in the Acceptance and Transmittal Letter.

         Address to which the Notes and Acceptance and Transmittal Letter should be sent:

                      Butterwings Entertainment Group, Inc.
                              2345 Pembroke Avenue
                         Hoffman Estates, Illinois 60195
                            Telephone (847) 925-1050
                                       or
                                 1-800-445-3510
                               Fax (847) 925-1265

                      BUTTERWINGS ENTERTAINMENT GROUP, INC.


                        ACCEPTANCE AND TRANSMITTAL LETTER

         The undersigned Note holder of the Company's 12% Notes hereby
         (    )   accepts
         (    )   does not accept
the Company's Offer to exchange my Notes for Common Stock of the Company in accordance with the Company's Exchange Offer dated January 20,1997. I hereby tender my Note(s) in principal amount of $______________________. I understand that the Exchange Offer is subject to the following terms and conditions which I agree to abide by:

         1. The number of shares I receive will be determined by the principal amount of my Note(s) plus accrued interest to date plus a 20% premium on principal and accrued interest divided by the public offering price of the Company's common stock in the proposed public offering (the "public offering"), currently $6.50 per share. If the public offering price per share falls below $5.75 per share the number of shares will be increased proportionately. No fractional shares will be issued. The number of shares to be issued will be rounded to the nearest whole number.

         2. I agree that the shares issued to me in the Exchange Offer will be taken for investment and not with a view to distribution. I understand that the certificates for my shares will be stamped with a restrictive legend substantially as follows and that a stop transfer order will be placed with the transfer agent:

         "The shares represented by this certificate have not been registered under the Securities Act of 1933 or any state securities act. No transfer, sale or other disposition of these shares may be made unless a registration statement with respect thereto has become effective under said Act, or the Company has been furnished with an opinion of counsel satisfactory in form and substance to it that such registration is not required."

         I agree that the certificates for such shares will be issued to me concurrently with certificates issued to stockholders in the public offering, approximately four days after the effective date of the registration statement for the public offering.

         3. At any time after one year from the effective date of the registration statement relating to the public offering, upon the written request of holders of at least 50% of the common stock issued in this Exchange Offer, the Company will file a registration statement and use its best efforts to cause said registration statement to become effective to effect the sale of said shares. The underwriter of the public offering has agreed to use its best efforts to effect a firm commitment underwriting of such shares, subject to favorable market conditions at such time.

         4. I understand that at least 90 % in dollar amount of the Notes must accept the Exchange Offer by the termination date in order for the Exchange Offer to become effective. The Company also has the right to accept a lesser amount of Notes with the consent of the Underwriter, but not less than 60%.

         5. I agree that the Note(s) transmitted herewith will be held by the Company in safekeeping until they are canceled and the shares issued in exchange therefor, or if the offering is not consummated, that the Notes(s) will be returned to me.


  Name and address of Noteholder:        ACCEPTED:
                                         Butterwings Entertainment Group, Inc.
         ----------------------------

  Print Name


  ___________________________               By:_________________________
  Signature
                                                Stephan S. Buckley, President

  ___________________________               Date: ______________, 1997
  Address

  ---------------------------
City, State, Zip Code

                      BUTTERWINGS ENTERTAINMENT GROUP, INC.



                                Offer to Exchange

                             Dated January 20, 1997



         The Company has entered into a Letter of Intent for a firm commitment underwriting of approximately $6,500,000 of its securities which is scheduled to be filed with the Securities and Exchange Commission (the "SEC") before the end of January, 1997. As a condition to the underwriting, the underwriter has required the Company to strengthen its balance sheet and eliminate substantial interest accruals resulting from approximately $3,700,000 of its outstanding 12.0% Notes (the "Notes").

         The Company has determined, with the Underwriters approval, to eliminate the outstanding Notes by offering to exchange the Notes for common stock of the Company at a favorable exchange ratio which would return to the Note holders their principal, accrued interest and a premium on their original investment and accrued interest, based upon the proposed initial offering price of the Company's common stock in the public offering. The exchange is calculated to return to the Note holders a return of 120% of their original investment and accrued interest on the foregoing basis. A copy of the Preliminary Prospectus as proposed to be filed with the SEC is enclosed to assist you in your decision to accept the Exchange Offer. The unaudited financial statements in the Prospectus are presented on a pro forma basis (i) to reflect the Notes outstanding, (ii) as if 100 % of the Notes are exchanged for stock in the Exchange Offer, and (iii) to reflect the pro forma financial position of the Company after the public offering and the exchange of the Notes. The pro forma financial statements also reflect the mandatory conversion of the Company's currently outstanding Convertible Preferred Stock concurrent with the public offering. As filed with the SEC, the Prospectus will reflect the actual results of the Exchange Offer.

     The Exchange offer will be open for 10 days from the date hereof, unless the Offer is extended by the Company (the "termination date").

         The following is a hypothetical example of the number of shares of common stock you would receive in the Exchange Offer, assuming a $50,000 investment in the Notes and accrued interest of $4,500:

                  Principal                 $50,000
                  Accrued interest         $  4,500
                           Total            $54,500
                  20% premium               $10,900
                           Total            $65,400
                  Divided by
                  the proposed public
                  offering price
                  per share                 $6.50
                  Equals                    10,062 shares

         The Exchange Offer is subject to the following terms and conditions:

         1. Note holders who receive shares of common stock pursuant to the Exchange Offer will receive "restricted stock" as that term is recognized in the securities laws, which means that their certificates will be stamped with a restrictive legend and they will not be able to sell their stock in the open market for at least two years when the stock will become eligible for sale pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act").

         The Company has agreed however, to register the Note holders' common stock under the Securities Act at any time after one year from the effective date of the public offering upon the written request of holders of at least 50% of the common stock issued pursuant to the Exchange Offer. The Underwriter has agreed to use its best efforts to effect a firm commitment underwriting of such shares at such time, subject to favorable market conditions,

     2. In the event the proposed public offering price per share falls below $5.75, the number of shares will be increased proportionately.

     3. The Exchange Offer will not become effective unless at least 90% in dollar amount of Notes accept the Exchange Offer by the termination date. With the consent of the Underwriter, the Company reserves the right to accept a lesser amount of Notes, but not less than 60%.

         Certificates for shares of common stock issuable in exchange for Notes surrendered will be issued concurrently with certificates sold in the public offering, i.e. approximately four days after the effective date of the public offering.

         The Notes will be held by the Company in safekeeping until the certificates for shares of common stock are issued and the Notes are canceled. If, for any reason, the offering is not consummated, the Notes surrendered in exchange for stock will be returned to the Note holders.

         An Acceptance and Transmittal Letter with Instructions for transmittal of your Notes is attached hereto. Please execute and return your Acceptance and Transmittal Letter in duplicate with the original of your Note(s) as soon as possible to expedite the filing and processing of the Registration Statement. An acceptance of your tender of the Notes will be returned to you. If you elect not to accept the Exchange Offer please so indicate on the Acceptance and Transmittal Letter in the space provided and return it to the Company. If you have any questions concerning the Exchange Offer, please call the undersigned at 1-800-445-3510.




Butterwings Entertainment Group, Inc.





Stephan S. Buckley, President